EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ECCO Energy Corp. (the "Company") on Form 10-KSB/A for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Samuel M. Skipper, Chief Executive Officer, and N. Wilson Thomas, Chief Financial Officer the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 19, 2008	By: /s/ Samuel M. Skipper
Name: Samuel M. Skipper
Title: Chief Executive Officer

Date: December 19, 2008	By: /s/ N. Wilson Thomas
Name: N. Wilson Thomas
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.